UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 28, 2015, Logitech International S.A. (the "Company"), and Lifesize, Inc., a wholly owned subsidiary of the Company (“Lifesize”) which holds the assets of the Company’s video conferencing reportable segment, entered into a stock purchase agreement (the “Stock Purchase Agreement”) with entities affiliated with three venture capital investment firms - Redpoint Ventures, Sutter Hill Ventures and Meritech Capital Partners (the "Venture Investors"). Pursuant to the terms of the Stock Purchase Agreement, the Company sold 2,500,000 shares of Series B Preferred Stock of Lifesize to the Venture Investors for cash proceeds of $2,500,000 and retained 12,000,000 non-voting shares of Series A Preferred Stock of Lifesize. The shares of Series A Preferred Stock of Lifesize retained by the Company represent 37.5% of the shares outstanding immediately after the closing of the transactions contemplated by the Stock Purchase Agreement (the “Closing”). Lifesize also issued 17,500,000 shares of Series B Preferred Stock to the Venture Investors for cash proceeds of $17,500,000. The shares of Series B Preferred Stock held by the Venture Investors represent 62.5% of the shares outstanding immediately after the Closing. In addition, Lifesize has reserved 8,000,000 shares of common stock for issuance pursuant to a stock plan to be adopted by Lifesize following the Closing (the “Employee Pool”), none of which are issued or outstanding at the Closing.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been derived by the application of adjustments to the Company's historical consolidated financial statements. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal years ended March 31, 2015, 2014, and 2013 and six months ended September 30, 2015 are presented as if the divestment of the Lifesize video conferencing reportable segment had occurred on April 1, 2012, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015 is presented as if the divestment of Lifesize had occurred on September 30, 2015. The pro forma adjustments related to the divestment of the Lifesize video conferencing reportable segments do not reflect the final purchase price or final asset and liability balances of the Lifesize video conferencing reportable segments and are based on available information and assumptions that management believes are (1) directly attributable to the disposal; (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results, as described in the accompanying notes. The pro forma adjustments may differ from those that will be calculated to report discontinued operations in future filings. The Unaudited Pro Forma Condensed Consolidated Financial Statements are being provided for informational purposes only and are not necessarily indicative of the results of operations or financial position that would have resulted if the disposition had actually occurred on the dates indicated and are not intended to project the Company's results of operations or financial position for any future period.

The following is a brief description of the amounts recorded under each of the column headings in the Unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes, which should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 10-K for the fiscal years ended March 31, 2015, 2014, and 2013 and the Company’s Quarterly Report on Form 10-Q for the six months ended September 30, 2015.

As previously reported
This column reflects our historical audited operating results for the years ended March 31, 2015, 2014 and 2013 and the historical unaudited operating results and financial condition as of and for the six months ended September 30, 2015 prior to any adjustment for the divestment of the Lifesize video conferencing reportable segment described above.

Pro Forma Adjustments
This column reflects the elimination of the historical operating results of the Lifesize video conferencing reportable segment for the years ended December 31, 2015, 2014 and 2013 and the six months ended September 30, 2015 at the amounts that have been reflected in our consolidated statements of operations for those periods. The pro forma adjustments column on the unaudited pro forma consolidated balance sheet as of September 30, 2015 reflects the value of the assets and liabilities included in the Lifesize video conferencing reportable segment as of that date.

LOGITECH INTERNATIONAL S.A.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousand dollars, except per share amount)
(unaudited)

	Six Months Ended September 30, 2015
	As Previously Reported	Pro Forma Adjustments		Pro Forma
Net sales	$1,010,182	$(44,002)	(a)	$966,180
Cost of goods sold	652,442	(16,712)	(a)	635,730
Gross profit	357,740	(27,290)		330,450
Operating expenses:
Marketing and selling	177,304	(22,676)	(a)	154,628
Research and development	68,731	(11,668)	(a)	57,063
General and administrative	57,355	(3,469)	(a)	53,886
Restructuring charges, net	21,691	(7,006)	(a)	14,685
Total operating expenses	325,081	(44,819)		280,262
Operating income	32,659	17,529		50,188
Interest income, net	456	(12)	(a)	444
Other expense, net	(1,901)	146	(a)	(1,755)
Income (loss) before income taxes	31,214	17,663		48,877
Provision for income taxes	5,680	(34)	(b)	5,646
Net income (loss)	25,534	17,697		43,231

Net income (loss) per share:
Basic	$0.16			$0.26
Diluted	$0.15			$0.26

Shares used to compute net income (loss) per share :
Basic	163,957			163,957
Diluted	166,352			166,352

Cash dividends per share	$0.53			$0.53

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

LOGITECH INTERNATIONAL S.A.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousand dollars, except per share amount)
(unaudited)

	Year Ended March 31, 2015
	As Previously Reported	Pro Forma Adjustments		Pro Forma
Net sales	$2,113,947	$(109,039)	(a)	$2,004,908
Cost of goods sold	1,339,750	(40,299)	(a)	1,299,451
Gross profit	774,197	(68,740)		705,457
Operating expenses:
Marketing and selling	378,593	(56,844)	(a)	321,749
Research and development	131,012	(22,706)	(a)	108,306
General and administrative	131,446	(5,451)	(a)	125,995
Impairment of goodwill and other assets	122,734	(122,734)	(a)	—
Restructuring credits, net	(4,888)	111	(a)	(4,777)
Total operating expenses	758,897	(207,624)		551,273
Operating income (loss)	15,300	138,884		154,184
Interest income, net	1,225	(28)	(a)	1,197
Other expense, net	(2,752)	454	(a)	(2,298)
Income (loss) before income taxes	13,773	139,310		153,083
Provision for (benefit from) income taxes	4,490	164	(b)	4,654
Net income (loss)	9,283	139,146		148,429

Net income (loss) per share:
Basic	$0.06			$0.91
Diluted	$0.06			$0.89

Shares used to compute net income (loss) per share :
Basic	163,536			163,536
Diluted	166,174			166,174

Cash dividends per share	$0.27			$0.27

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

LOGITECH INTERNATIONAL S.A.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousand dollars, except per share amount)
(unaudited)

	Year Ended March 31, 2014
	As Previously Reported	Pro Forma Adjustments		Pro Forma
Net sales	$2,128,713	$(120,685)	(a)	$2,008,028
Cost of goods sold	1,400,844	(54,355)	(a)	1,346,489
Gross profit	727,869	(66,330)		661,539
Operating expenses:
Marketing and selling	379,747	(57,040)	(a)	322,707
Research and development	139,385	(26,939)	(a)	112,446
General and administrative	118,940	(6,251)	(a)	112,689
Restructuring charges, net	13,811	(5,810)	(a)	8,001
Total operating expenses	651,883	(96,040)		555,843
Operating income	75,986	29,710		105,696
Interest income (expense), net	(397)	(34)	(a)	(431)
Other income (expense), net	1,993	46	(a)	2,039
Income (loss) before income taxes	77,582	29,722		107,304
Provision for income taxes	3,278	(1,965)	(b)	1,313
Net income (loss)	74,304	31,687		105,991

Net income (loss) per share:
Basic	$0.46			$0.66
Diluted	$0.46			$0.65

Shares used to compute net income (loss) per share :
Basic	160,619			160,619
Diluted	162,526			162,526

Cash dividends per share	$0.22			$0.22

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

LOGITECH INTERNATIONAL S.A.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousand dollars, except per share amount)
(unaudited)

	Year Ended March 31, 2013
	As Previously Reported	Pro Forma Adjustments		Pro Forma
Net sales	$2,099,277	$(137,040)	(a)	$1,962,237
Cost of goods sold	1,389,643	(58,064)	(a)	1,331,579
Gross profit	709,634	(78,976)		630,658
Operating expenses:
Marketing and selling	431,886	(71,641)	(a)	360,245
Research and development	155,012	(31,148)	(a)	123,864
General and administrative	114,381	(5,901)	(a)	108,480
Impairment of goodwill and other assets	216,688	(214,500)	(a)	2,188
Restructuring charges (credits), net	43,704	(4,249)	(a)	39,455
Total operating expenses	961,671	(327,439)		634,232
Operating income	(252,037)	248,463		(3,574)
Interest income (expense), net	907	(37)	(a)	870
Other income (expense), net	(2,198)	59	(a)	(2,139)
Income (loss) before income taxes	(253,328)	248,485		(4,843)
Provision for (benefit from) income taxes	(25,810)	(566)	(b)	(26,376)
Net income (loss)	(227,518)	249,051		21,533

Net income (loss) per share :
Basic	$(1.44)			$0.14
Diluted	$(1.44)			$0.14

Shares used to compute net income (loss) per share :
Basic	158,468			158,468
Diluted	158,468			159,445

Cash dividends per share	$0.85			$0.85

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

LOGITECH INTERNATIONAL S.A.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands of dollars, except per share amount)
(unaudited)

	As of September 30, 2015
	As Previously Reported	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$365,774	$(1,612)	(c), (d)	$364,162
Accounts receivable, net	274,730	(10,116)	(c)	264,614
Inventories	328,054	(15,350)	(c)	312,704
Other current assets	73,504	(1,585)	(c)	71,919
Total current assets	1,042,062	(28,663)		1,013,399
Non-current assets:
Property, plant and equipment, net	108,184	(4,308)	(c)	103,876
Goodwill	218,207	—	(c)	218,207
Other intangible assets	666	(552)	(c)	114
Other assets	60,656	3,232	(c), (e)	63,888
Total assets	$1,429,775	$(30,291)		$1,399,484
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$356,686	$(4,662)	(c)	$352,024
Accrued and other current liabilities	231,688	(35,266)	(c), (f)	196,422
Total current liabilities	588,374	(39,928)		548,446
Non-current liabilities:
Income taxes payable	74,374	—		74,374
Other non-current liabilities	98,054	(12,253)	(c)	85,801
Total liabilities	760,802	(52,181)		708,621

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148			30,148
Issued and authorized shares —173,106 at September 30, 2015				—
Conditionally authorized shares — 50,000 at September 30, 2015				—
Additional paid-in capital	1,633	—		1,633
Less shares in treasury, at cost — 10,729 at September 30, 2015	(119,337)			(119,337)
Retained earnings	869,793	21,890	(g)	891,683
Accumulated other comprehensive loss	(113,264)			(113,264)
Total shareholders’ equity	668,973	21,890		690,863
Total liabilities and shareholders’ equity	$1,429,775	$(30,291)		$1,399,484

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

LOGITECH INTERNATIONAL S.A.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The pro forma adjustments may differ from those that will be calculated to report discontinued operations in future filings. The Unaudited Pro Forma Condensed Consolidated Financial Statements are being provided for informational purposes only and are not necessarily indicative of the results of operations or financial position that would have resulted if the disposition had actually occurred on the dates indicated and are not intended to project the Company's results of operations or financial position for any future period.

The unaudited proforma adjustments reflect the following assumptions:

(a)	Elimination of revenue, cost of goods sold, operating expenses, interest income (expense), net, and other income (expense), net attributable to the Lifesize video conferencing segment.

(b)
Total provision for (benefit from) income taxes attributable to the Lifesize video conferencing segment is the difference between the previously reported amount and the tax effect of pre-tax income or loss of the Company without the Lifesize video conferencing segment, taking into consideration specific items that must be allocated without the Lifesize video conferencing segment.

(c)	Elimination of the assets and liabilities related to the Lifesize video conferencing segment as if the divestment occurred on September 30, 2015.

(d)	Reflects the cash proceeds of $2.5 million from selling 2,500,000 shares of Series B Preferred Stock of Lifesize to the Venture Investors upon the closing of the transaction.

(e)
Reflects the preliminary fair value of $5.6 million of the non-voting shares of Series A Preferred Stock retained as an investment by the Company in Lifesize. As a result of the disposition, the Lifesize video conferencing segment is deconsolidated and the retained investment is recorded at fair value following Accounting Standard Codification Subtopic 810-10-40 ("ASC 810-10-40").

(f) To reflect the transaction cost, including legal costs and other consulting cost, of $0.8 million as if the divestment of the Lifesize video conferencing segment had occurred on September 30, 2015.

(g) To reflect the estimated after-tax gain, based on all the above assumptions, from the disposition of the Lifesize video conferencing reportable segment as if the it occurred on September 30, 2015.